Exhibit 10.1
Execution Copy

JOINDER
TO THE
ACQUISITION FINANCE
SECURITIES PURCHASE AGREEMENT

BY AND AMONG

FIRSTSUN CAPITAL BANCORP

AND

THE OTHER SIGNATORIES THERETO

June 14, 2024

JOINDER
TO THE
ACQUISITION FINANCE
SECURITIES PURCHASE AGREEMENT
This Joinder to the Acquisition Finance Securities Purchase Agreement, dated as of June 14, 2024 (this “Joinder”), is entered into by and among FirstSun Capital Bancorp, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).
RECITALS
1.Each Purchaser desires to become a party to that certain Acquisition Finance Securities Purchase Agreement, dated as of January 16, 2024 (the “Original Agreement”), as subsequently amended pursuant to the First Amendment to the Acquisition Finance Securities Purchase Agreement, dated as of April 20, 2024 (the “First Amendment” and the Original Agreement, as amended, the “Agreement”);
2.Pursuant to Section 2.6 of the First Amendment, the Company has the authority, without the further consent of the other parties to the Agreement, to provide for the purchase and sale of up to 461,539 additional shares of Common Stock, on the same terms and conditions, which would increase the number of shares sold under the Agreement to 4,769,231 shares of Common Stock and increase the minimum investment amount from $140 million to $155 million.
3.The Company and each of Purchasers now desire to join the Agreement to document the purchase and sale of an additional 461,539 shares of Common Stock, on the same terms and conditions as provided for in the Agreement.
NOW, THEREFORE, IN CONSIDERATION of the forgoing and the mutual covenants contained in the Agreement and this Joinder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Definitions. Capitalized terms used and not defined in this Joinder have the respective meanings assigned to them in the Agreement.
ARTICLE 2
ADDITIONAL PURCHASERS
2.1    Updated Share Allocations. Each reference in the Agreement to the Purchaser’s signature page to the Agreement shall, with respect to the parties to this Joinder, instead reference the Purchaser’s signature page to this Joinder, including with respect to such Purchaser’s Subscription Amount and the number of Shares to be purchased.
2.2    Updated Recitals. Consistent with Section 2.6 of the First Amendment, without any further action of the Company or the Purchasers, Paragraph C of the Recitals of the Agreement is hereby amended and restated as follows:
C.In connection with the Mergers, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 4,769,231 shares of Common Stock and shall be collectively referred to herein as the “Common Shares”).
2.3    Increased Minimum Investment Amount. Consistent with Section 2.6 of the First Amendment, without any further action of the Company or the Purchasers, Sections 5.1(g) and 5.2(e) of the Agreement are amended by deleting “$140 million” and substituting in lieu thereof “$155 million”.
2.4    Advance Waiver. Execution of this Joinder by each Purchaser who, along with its Affiliates, is purchasing a Subscription Amount of less than Five Million U.S. Dollars, shall constitute advanced prior written consent to: (a) any action by the Company in contravention of the prohibitions of Section 4.12(b)(iv) or (vi) of the Agreement, or (b) any action by the Company in contravention of the prohibitions of Section 4.12(c) of the Agreement so long as, in each case, (x) each Purchaser not subject to the provisions of this Section shall have granted its prior written consent to such action, and (y) such Purchaser is not uniquely and adversely impacted by such action.
ARTICLE 3
MISCELLANEOUS
3.1    Effect of Joinder. Except as expressly amended and/or superseded by this Joinder, the Agreement remains and shall remain in full force and effect. This Joinder shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth herein. This Joinder and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Joinder with respect to the matters set forth herein, the terms of this Joinder shall control. References in the Agreement or in any of the other Transaction Agreements to the Agreement shall be deemed to mean the Agreement as amended by this Joinder.
3.2    Construction. The headings herein are for convenience only, do not constitute a part of this Joinder and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Joinder will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Joinder shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Joinder or any of the Transaction Documents.
3.3    Governing Law. This Joinder shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of any jurisdiction that would apply the law of a jurisdiction other than the State of New York.
3.4    Execution. This Joinder may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed by their respective authorized signatories as of the date first indicated above.
FIRSTSUN CAPITAL BANCORP

By:
Name: Neal E. Arnold
Title: Chief Executive Officer & President

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[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

Company Signature Page

PURCHASER:
By:
By:
Name:
Title:
Aggregate Purchase Price (Subscription Amount):
$
Number of Common Shares to be Acquired:
Number of shares of Common Stock currently owned by Purchaser: ________
Tax ID No.:
Jurisdiction Where
Investment Decision Made:
Address for Notice:

Telephone No.:
E-mail Address:
Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

Purchaser Signature Page